Exhibit 99.1
[Names and addresses of counsel
appear on signature page]
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE LITIGATION	Master File No. CV 06-4592-JF
This Document Related To:
All Actions.
SETTLEMENT AGREEMENT
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AGREEMENT
     This Agreement is entered into by, on behalf of, and among: plaintiffs in the Federal Action; plaintiffs in the State Actions; the Settling Defendants; and nominal party Atmel Corporation. This Agreement is intended to fully, finally, and forever resolve, discharge, and settle the Settled Claims, upon and subject to the terms and conditions of this Agreement.
     1. DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings specified below:
     1.1 “Actions” means the Federal Action and the State Actions.
     1.2 “Agreement” means this settlement agreement, including all exhibits.
     1.3 “Atmel” or the “Company” means Atmel Corporation and its subsidiaries.
     1.4 “California Derivative Action” means the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, consolidated under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. 106-CV-06849.
     1.5 “Counsel for Defendants” means the law firm of Morrison & Foerster; the law firm of Farella, Braun & Martel; the law offices of James Pagano; and the law firm of Orrick, Herrington & Sutcliffe.
     1.6 “Current Atmel Shareholder(s)” means all record and beneficial owners of Atmel common stock and the representatives, trustees, executors, heirs, administrators, transferees, agents, successors, or assigns of all such owners, immediate or remote, in each case solely in their capacities as stockholders of Atmel as of December 18, 2009.
     1.7 “Defendants” means George Perlegos, Gust Perlegos, Mikes N. Sisois, James Michael Ross, Tsung-Ching Wu, Robert Avery, Kris Chellam, Jack Peckham, T. Peter Thomas, Pierre Fougere, Chaiho Kim, David Sugishita, Steven A. Laub, Norm Hall, Steven J. Schumann, Graham Turner, Donald Colvin, B. Jeffrey Katz, Francis Barton, Robert G. McConnell, Bernard Pruniaux, Papken Der Torossian, Jack Saltich, Charles Carinalli, and Edward Ross.
     1.8 “Delaware Derivative Action” means the derivative action now pending in the Court of Chancery of the State of Delaware, captioned “Govind Basnet v. Steven A. Laub, et al.,” Civil Action No. 4399-CC.
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     1.9 “Effective Date” means the first date by which all of the events set forth in paragraphs 10.2 to 10.12 have occurred.
     1.10 “Federal Action” means the derivative actions now pending in the Federal Court and consolidated under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. CV 06-4592-JF.
     1.11 “Federal Court” means the United States District Court for the Northern District of California, San Jose Division.
     1.12 “Federal Plaintiffs” means Patrick McWeeny, James Juengling, Kenneth Kelley, Anthony A. Noble, and Randle Smith.
     1.13 “Federal Plaintiffs’ Counsel” means the law firm of Barroway Topaz Kessler Meltzer & Check, LLP, and Wolf Haldenstein Adler Freeman & Herz.
     1.14 “Final Federal Judgment” means the final judgment and order of dismissal in the Federal Action as provided for in paragraph 7.1.
     1.15 “Final State Judgments” means the orders dismissing each of the State Actions with prejudice as provided for in paragraph 7.3.
     1.16 “Non-Settling Defendant” means James Michael Ross.
     1.17 “Notice of Proposed Settlement” means the Notice of Proposed Settlement provided for in paragraph 6.1 and Exhibit B.
     1.18 “Parties” means the Plaintiffs, Defendants, and Atmel.
     1.19 “Party” means any one of the Parties.
     1.20 “Person” means any individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, trust, unincorporated association, government, or any political subdivision or agency thereof.
     1.21 “Plaintiffs” means the Federal Plaintiffs and State Plaintiffs.
     1.22 “Plaintiffs’ Counsel” means the law firms of Barroway Topaz Kessler Meltzer & Check, LLP, Wolf Haldenstein Adler Freeman & Herz, Robbins Umeda LLP, Federman &
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Sherwood, Coughlin Stoia Geller Rudman & Robbins LLP, Rigrodsky & Long, and Stull, Stull & Brody.
     1.23 “Preliminary Order” means the order preliminarily approving the Settlement, approving the Notice of Proposed Settlement, and setting the settlement hearing as provided for in paragraph 6.1 of this Agreement.
     1.24 “Released Persons” means the Settling Defendants and each of their successors, heirs, executors, administrators, assigns, spouses, attorneys, legal representatives, any entity in which any Settling Defendant has an interest, and each of Atmel’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, parents, subsidiaries, divisions, and related or affiliated entities. Notwithstanding anything to the contrary in this Agreement, Released Persons shall not include the Non-Settling Defendant or any of his successors, heirs, executors, administrators, and assigns.
     1.25 “Settled Claims” means all claims, rights, demands, causes of action, liabilities, and suits of any kind whatsoever, whether known or unknown, that have been, could have been, or in the future might be asserted by Atmel, by any of the Plaintiffs individually or on behalf of Atmel, or by any shareholder derivatively on Atmel’s behalf, based on, arising out of, or in any way relating to: Atmel’s historical stock option granting practices between 1991 and 2006; Atmel’s restatement of its financial reports in June 2007; any of the acts, failures to act, omissions, misrepresentations, transactions, occurrences, or other matters alleged in any of the Actions; the subject matter of the Actions; or any public disclosure regarding Atmel’s stock option grants between 1991 and 2006.
     1.26 “Settling Defendants” means George Perlegos, Gust Perlegos, Mikes N. Sisois, Tsung-Ching Wu, Robert Avery, Kris Chellam, Jack Peckham, T. Peter Thomas, Pierre Fougere, Chaiho Kim, David Sugishita, Steven A. Laub, Norm Hall, Steven J. Schumann, Graham Turner, Donald Colvin, B. Jeffrey Katz, Francis Barton, Robert G. McConnell, Bernard Pruniaux, Papken Der Torossian, Jack Saltich, Charles Carinalli, and Edward Ross. Settling Defendants does not include the Non-Settling Defendant.
     1.27 “Settling Parties” means Plaintiffs, Settling Defendants, and Atmel.
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     1.28 “State Actions” means (a) the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, and consolidated under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. 106-CV-06849; (b) the derivative action now pending in the Court of Chancery of the State of Delaware captioned “Govind Basnet v. Steven A. Laub, et al.,” Civil Action No. 4399-CC; (c) the petition for writ of mandate to compel inspection and copying of books, records, and documents of Atmel Corporation now pending in the Superior Court of the State of California, County of Santa Clara, captioned “Marilyn A. Poulos v. Atmel Corporation,” Case No. 107-CV-095929; and (d) the complaint to compel inspection of books and records now pending in the Court of Chancery of the State of Delaware captioned “James and Jane Golden v. Atmel Corporation,” Case No. 4334-CC.
     1.29 “State Courts” means the Superior Court of the State of California, County of Santa Clara, and the Court of Chancery of the State of Delaware.
     1.30 “State Plaintiffs” means Mark Perlmutter, James and Jane Golden, Govind Basnet, and Marilyn Poulos.
     1.31 “State Plaintiffs’ Counsel” means Plaintiffs’ Counsel other than Federal Plaintiffs’ Counsel.
     2. DESCRIPTION OF THE ACTIONS
     2.1 On July 25, 2006, Atmel announced that its audit committee had initiated an independent investigation “regarding the timing of Atmel stock option grants.” The investigation covered Atmel’s stock option grants between March 19, 1991, and August 3, 2006. In June 2007, Atmel restated its financial statements for the periods between 1993 and 2005 by approximately $116 million.
     2.2 On July 27, 2006, James Juengling filed a derivative action in the Federal Court against certain current and former officers and directors of Atmel (Action No. C06-04592). Three additional derivative actions were filed in the same court by Anthony Noble (Action No. C06-4973), Kenneth Kelley (Action No. C06-04680), and Patrick McWeeny (Action No. C08-01031). On October 4, 2006, these actions were consolidated under the caption In re Atmel Corp. Derivative Litig., Master File No. CV 06-4592-JF. Juengling, Kelley and Noble were
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appointed lead plaintiffs, and Barroway Topaz Kessler Meltzer & Check, LLP, and Wolf Haldenstein Adler Freeman & Herz, LLP, were appointed co-lead plaintiffs’ counsel in the Federal Action.
     2.3 On November 3, 2006, plaintiffs in the Federal Action filed a consolidated complaint. The complaint alleged that the individual defendants violated accounting rules, company policy, federal securities law, and state law “by intentionally manipulating Atmel stock option grants between February 1994 and April 2003.” The complaint alleged that the individual defendants backdated stock option grants, made false and misleading statements in Form 10-Ks, Form 10-Qs, proxy statements, and Form 4s in order to conceal the backdating, engaged in insider trading, and engaged in other conduct leading to Atmel’s June 2007 restatement. The Federal Action brought federal securities claims under Sections 14(a), 20(a), 10(b), and Rule 10b-5 of the Securities Exchange Act. It also brought claims for breach of fiduciary duty, aiding and abetting, unjust enrichment, constructive fraud, corporate waste, breach of contract, and violation of California Corporations Code section 25402.
     2.4 On July 26, 2006, Mark Perlmutter filed a shareholder derivative action in the Superior Court of the State of California, County of Santa Clara, against certain current and former officers and directors of Atmel (Action No. 106-CV-068049). On August 18, 2006, Govind Basnet filed a shareholder derivative action in the same court (Action No. 106-CV-068049). On September 29, 2006, Lawrence William Dunst, George S. Graham, Jr., Betty M. Larkin, and Victor Sands filed a shareholder derivative action in the same court (Action No. 106-CV-072097). These actions were consolidated as Case No. 106-CV-068049. On February 20, 2007, Mark Perlmutter was appointed lead plaintiff and the law firm of Robbins Umeda LLP was appointed lead counsel in the California Derivative Action. On April 23, 2007, the plaintiffs in the California Derivative Action filed a consolidated complaint.
     2.5 The California Derivative Action consolidated complaint alleged that certain current and former officers and directors engaged in a “scheme dating back to at least 1993 and continuing to at least 2005, whereby defendants caused or allowed Atmel insiders to manipulate their stock-option grant dates so as to secretly maximize their profits from the stock options.”
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The complaint also alleged that defendants violated corporate policies, accounting rules, and California state law by engaging in stock option backdating and springloading, by making false and misleading statements in Form 10-Ks and Form 10-Qs in order to conceal stock option manipulation, and by engaging in other conduct leading to Atmel’s June 2007 restatement. The complaint also alleged that, between 1996 and 2005, certain defendants engaged in illegal insider trading. The California Derivative Complaint brought common law claims for unjust enrichment, breach of fiduciary duty, abuse of control, gross mismanagement, corporate waste, accounting, rescission, and constructive trust. It also brought statutory claims pursuant to California Corporations Code sections 25402 and 25403.
     2.6 On May 10, 2007, Marilyn Poulos and Lawrence Zucker made a demand on Atmel’s board under California Corporations Code section 1601 to inspect documents related to stock option backdating. On October 9, 2007, Marilyn Poulos brought a verified petition for writ of mandate to compel inspection and copying of books, records, and documents of Atmel in the Superior Court of the State of California, County of Santa Clara (Case No. 107-CV-095929).
     2.7 On June 23, 2008, James and Jane Golden made a demand on Atmel’s board for production of certain books and records pursuant to Section 220 of the Delaware General Corporation Law. On February 5, 2009, the Goldens filed a complaint in the Court of Chancery of the State of Delaware, pursuant to 8 Del. C. section 220, to compel inspection of Atmel’s books and records.
     2.8 On May 21, 2008, Govind Basnet filed a request to dismiss his California derivative action without prejudice. This request was entered on May 2, 2008. On May 21, 2008, Govind Basnet made a demand on Atmel’s board of directors for appointment of an independent committee to investigate (a) the “involvement” of the defendants in Atmel’s “financial reporting process and granting of stock options”; (b) “all stock options and any other compensation paid to [the defendants]”; (c) “the amount of damages sustained by [Atmel] as a result of the [defendants’] breaches of fiduciary duty”; (d) possible insider trading; and (e) “all costs to [Atmel] associated with the various investigations of the Company.”
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     2.9 On February 27, 2009, Mr. Basnet filed the Delaware Derivative Action (Civil Action No. 4399-CC) alleging that Atmel’s board members had violated their fiduciary duties by failing to respond appropriately to his demand and by failing to take appropriate steps “to recover the damages Atmel suffered from the Individuals who engaged directly in a scheme to grant backdated stock options.”
     2.10 In September 2008 the Parties began to engage in settlement discussions. On September 22, 2008, Atmel provided the Federal Plaintiffs with non-public documents in anticipation of an October 24, 2008 mediation. Atmel has subsequently provided to both the Federal Plaintiffs and State Plaintiffs nearly 200,000 pages of documents.
     2.11 On September 23, 2008, and on October 7, 2008, after reviewing both public and non-public documents produced by Atmel, Federal Plaintiffs’ Counsel sent letters to counsel for Atmel demanding certain monetary relief and corporate therapeutics.
     2.12 On October 24, 2008 and November 18, 2008, the Parties participated in two all-day, in-person mediations with the Honorable Layn R. Phillips (Ret.).
     2.13 Over the next several months, the Parties continued to engage in extensive arm’s-length settlement discussions, during which the issues were thoroughly discussed in a frank exchange of views on the merits of the claims and defenses. Plaintiffs’ Counsel conferred with Counsel for Defendants on multiple occasions to discuss monetary relief and corporate governance reforms.
     2.14 On April 6, 2009, the Parties participated in a third all-day, in-person mediation with Judge Phillips. After the third mediation, the Parties continued their negotiations with the assistance of Judge Phillips.
     2.15 Notwithstanding these efforts, in June 2009 the Parties reached an impasse. The Parties began to proceed with litigation and with discovery.
     2.16 In October and November 2009, the Parties met and conferred in an effort to bridge their differences and come to a resolution of the Actions. They discussed and negotiated the material terms of a possible settlement.
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     2.17 As a result of these lengthy, arm’s-length settlement discussions, and with the substantial assistance of Judge Phillips as mediator, the Plaintiffs and the Settling Defendants have agreed to settle the Actions on the terms and conditions set forth in this Agreement. Judge Phillips is familiar with the principal terms of this Agreement and has recommended to the Settling Parties that they settle the Actions on these terms.
     3. BENEFITS OF THE SETTLEMENT
     3.1 Plaintiffs believe that the claims they have asserted in the Actions on behalf of Atmel have merit. However, Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and through appeals. Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions, or that may be asserted. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the settlement set forth in the Agreement is in the best interests of the Plaintiffs, Atmel, and Current Atmel Shareholders. Plaintiffs’ Counsel believe that the Settlement set forth in the Agreement confers substantial benefits upon Atmel and Current Atmel Shareholders.
     3.2 Settling Defendants have indicated their intent to vigorously contest each and every claim in the Actions. Settling Defendants have consistently maintained that they acted in accordance with governing laws at all times and that they had no involvement in the alleged wrongdoing. Settling Defendants contend that they have also compiled testimony and documentary evidence from which they are prepared to demonstrate that they had no involvement in the alleged wrongdoing. In addition, there has been no finding whatsoever, by any court or agency, of any wrongdoing of any kind on Settling Defendants’ part.
     3.3 Settling Defendants nonetheless have concluded that it is in their best interests that the Actions be settled on the terms and conditions set forth in this Agreement. Settling Defendants reached that conclusion after considering the factual and legal issues in the Actions,
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the substantial benefits to Settling Defendants and to Atmel of a final resolution of the Actions, the recommendations of Judge Phillips, the expense that would be necessary to defend the Actions through trial and through any appeals that might be taken, the benefits of disposing of protracted and complex litigation, and the desire of Settling Defendants to conduct their business unhampered by the distractions of continued litigation. Settling Defendants believe the Agreement confers substantial benefits upon Atmel and Current Atmel Shareholders.
     4. NO ADMISSION OF FAULT, LIABILITY, OR WRONGDOING
     4.1 Settling Defendants enter into this Agreement without in any way acknowledging any personal fault, liability, or wrongdoing of any kind. Settling Defendants continue vigorously to deny all of the material allegations in the Actions, and assert that all claims in the Actions are completely without merit.
     4.2 Neither this Agreement, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by Settling Defendants of the truth of any of the allegations in the Actions, or of any liability, fault, or wrongdoing of any kind.
     4.3 Neither this Agreement, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or proceeding, except in a proceeding to enforce this Agreement, to defend against the assertion of the Settled Claims, or as otherwise required by law.
     5. CONSIDERATION FOR SETTLEMENT OF THE ACTIONS
     5.1 Within ten days after entry of the Preliminary Order, the Settling Defendants shall pay or cause to be paid $9.65 million to Atmel.
     5.2 The Settling Parties agree and acknowledge that Plaintiffs’ filing and prosecution of the Actions, and the negotiations with Plaintiffs’ Counsel, were material factors in Atmel’s ability to obtain the $9.65 million in monetary settlement payments set forth in paragraph 5.1, as well as Atmel’s decision to implement the corporate governance reforms set forth in paragraph
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5.3. Atmel acknowledges that these monetary settlement payments and corporate governance reforms confer substantial benefits upon Atmel and Current Atmel Shareholders.
     5.3 The Settling Parties have conducted extensive negotiations over an extended period of time and have reached agreement that, within thirty days of the Effective Date, Atmel shall, if it has not done so already, adopt the corporate governance reforms set forth below.
Provisions Relating to Stock Options
a.	Pursuant to Atmel’s Stock Option, RSU, and Performance Share Granting Policy (“Stock Option Policy”) all stock options (including new hire and promotion grants) shall be priced as of the fifteenth day of the month on or after the approval date, or the next trading day if the market is not open on the fifteenth day of the month (for example, options with an approval date between March 16 and April 15 would have a pricing date of April 15).

b.	With the exception of CEO-approved grants, discussed immediately below, (i) the board of directors, or the compensation committee of the board, shall approve all option grants and determine the grantees, amounts, dates, and prices of all stock options, and (ii) no additions or changes to the grantees, amounts, dates, or prices shall be made after a grant is approved without securing the prior approval of the board of directors or compensation committee of the board.

c.	Atmel’s CEO may award grants for new hires and promotions at the director level or below (excluding refresh grants) provided that these grants meet the following requirements: (a) they must be approved in advance by the Vice President of Human Resources or his or her delegate and the employee’s manager; (b) they must be approved (before or after) by the Chief Legal Officer (“CLO”), or his or her delegate; (c) no more than 100,000 options may be awarded to a single individual in a single grant, and no more than 150,000 options may be awarded to any one individual in any twelve-month period; (d) grants must be consistent with the Stock Option Policy then in effect; and (e) copies of the CEO’s written
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approvals must be provided to the compensation committee of the board of directors on at least an annual basis.

d.	The compensation committee of the board of directors shall be comprised of independent directors who must meet NASDAQ’s independence requirements, the non-employee director definition of Rule 16b-3 of the Securities Exchange Act of 1934, and the outside director definition of section 162(m) of the Internal Revenue Code of 1986.

e.	The CLO or his or her delegate shall attend any and all meetings of the board of directors or its compensation committee at which options are granted and shall make reasonable efforts to prepare minutes of any such meeting within thirty days of the date of the meeting, absent extenuating circumstances.

f.	Any options granted by unanimous written consent shall (i) expressly state the identity of each option recipient and the number of options granted to each recipient; (ii) show the name and date of approval of each director; and (iii) state the method of transmission by which each director communicated his or her written consent.

g.	Awards granted as “performance based compensation” within the meaning of section 162(m) of the tax code shall be administered by a committee of two or more independent directors.

h.	Atmel’s stock option plan provides that, with the exception of options granted pursuant to a merger or other corporate transaction, the exercise prices of all stock options shall be at least 100% of the closing price of the Company’s stock on the date of grant.

i.	Atmel’s Stock Option Policy shall comply with applicable legal requirements.
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j.	Atmel shall account properly for all stock options granted under its Stock Option Policy and create appropriate documentation of the proper accounting for those options. Atmel will retain board committee minutes and unanimous written consents in which stock option grants are approved (including lists of the approved grants) for four years.

k.	Atmel shall regularly monitor the option process and its compliance with the Stock Option Policy using the following monitoring mechanisms: (1) Atmel shall hold regular meetings among its stock administrator, outside counsel, and a representative of the legal department, at which questions relating to options shall be addressed; (2) Atmel shall have a Stock Administration Oversight Committee comprised of members of its finance, legal, and HR teams, and outside counsel, which will hold regular meetings to review Atmel’s stock administration policies and procedures; and (3) Atmel’s corporate controller or principal accounting officer shall periodically review Atmel’s stock option grants.

l.	At least annually, the audit committee of the board of directors shall meet with Atmel’s internal auditors and/or independent auditors to review and approve the Company’s accounting for stock-based compensation, and to consider any concerns raised by such auditors regarding the Company’s internal controls pertaining to stock-based compensation.
Provisions Relating to Corporate Governance
m.	Two-thirds (2/3) of Atmel’s directors shall be independent directors. If a board member resigns or is removed from the board, the percentage of independent directors may fall below two-thirds until a replacement has been found or the size of the board has been reduced.

n.	The Corporate Governance and Nominating Committee shall certify, by resolution, that each of the independent directors is independent. Each
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independent director shall notify the Corporate Governance and Nominating Committee if his or her status as an independent director has changed.

o.	In the event Atmel does not have separate independent chairman and chief executive officer positions, it will appoint a lead independent director.

p.	The compensation and audit committees of Atmel’s board of directors shall have standing authorization to obtain legal or other advisors of their choice and to incur reasonable expenses in connection with obtaining services from those advisors. Those advisors shall report directly to the committee that engaged them.

q.	In the event that the Company determines to restate any of its financial reports, the audit committee or a special committee comprised of independent directors may consider whether the restatement resulted from intentional misconduct on the part of a Company officer or director. If that committee determines that the restatement resulted from intentional misconduct by any Company officer or director, then the committee may also consider whether it would be in the Company’s best interests to seek to recover that portion of any incentive payment made to such individual, pursuant to an incentive plan adopted by the board, that was expressly tied to financial performance metrics that were restated (i.e., excluding salary, board retainer fees, and other financial payments not expressly determined by the financial results that were restated).
Effectiveness of Provisions
r.	The corporate governance provisions set out in this agreement shall remain in effect for a minimum of three years from the date of this agreement, unless: (i) they come into conflict with any applicable state or federal statute, rule, regulation, listing standard, or case law, in which case the Company may modify the affected provisions in order to comply with the statute, rule, regulation, listing
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standard or case law; or (ii) the Company determines they should be modified, in the best interests of the Company, because of or in response to, among other things, extraordinary corporate transactions or potential transactions, changes to accounting rules or recommendations from the Company’s internal or external auditors, and/or other business, governance, litigation, risk management, or liability mitigation needs. Any determination to modify the corporate governance provisions prior to the expiration of three years from the date of this agreement shall: (i) be made by a majority of the independent members of the Company’s board of directors, and (ii) be promptly disclosed in the Company’s next Form 10-Q or 10-K filing, a Form 8-K filing, a press release, or on the Company’s external website.
     6. ORDER APPROVING NOTICE OF PROPOSED SETTLEMENT AND SETTING SETTLEMENT HEARING
     6.1 Federal Plaintiffs’ Counsel agree to apply to the Federal Court for entry of a Preliminary Order, substantially in the form of Exhibit A to this Agreement, as soon as practicable after the execution of this Agreement.
     7. FINAL JUDGMENT AND ORDER OF DISMISSAL OF THE ACTIONS
     7.1 Federal Plaintiffs’ Counsel and Counsel for Settling Defendants agree to apply to the Federal Court for entry of a Final Federal Judgment, substantially in the form of Exhibit C to this Agreement, as soon as practicable after entry of the Preliminary Order.
     7.2 Within ten days after execution of this Agreement, State Plaintiffs’ Counsel shall notify each of the State Courts of this Agreement and shall apply to each of the State Courts for a stay of all proceedings pending entry of the Final Federal Judgment.
     7.3 Within ten days after entry of the Final Federal Judgment, State Plaintiffs’ Counsel shall seek dismissal with prejudice of their respective State Actions and shall use their best efforts to secure the Final State Judgments.
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     8. RELEASES
     8.1 As of the Effective Date, Atmel, the Plaintiffs (individually and derivatively on behalf of Atmel and all Current Atmel Shareholders), and the Settling Defendants shall be deemed to have, and by operation of the Final Federal Judgment shall have, fully, finally, and forever released and discharged the Released Persons from all Settled Claims and from all claims arising out of or relating to the defense, settlement, or resolution of the Actions as against the Settling Defendants.
     8.2 As of the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Final Federal Judgment shall have, fully, finally, and forever released and discharged Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Settled Claims.
     8.3 The Settling Parties acknowledge that the Settled Claims may include claims, rights, demands, causes of action, liabilities, or suits that are not known or suspected to exist as of the Effective Date. The Settling Parties nonetheless release all such claims against the Released Persons. The Settling Parties waive, with respect to the Settled Claims, the rights afforded by California Civil Code Section 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Settling Parties also waive any rights or benefits afforded by any similar statute or law of California or any other jurisdiction.
     8.4 Nothing in this Agreement shall in any way impair or restrict the rights of any of the Parties to enforce the terms of the Agreement. In addition, nothing in this Agreement shall limit or otherwise affect the rights, if any, of any of the Defendants to receive indemnification or advancement of legal expenses arising from law and/or statute, or any existing written agreements.
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     9. ATTORNEYS’ FEES, COSTS, AND EXPENSES
     9.1 After negotiation of the material terms of the Settlement, Atmel’s counsel and Plaintiffs’ Counsel engaged in an arm’s-length negotiation regarding attorneys’ fees, costs, and reimbursement of expenses to be paid to Plaintiffs’ Counsel for the substantial benefits conferred upon Atmel as a part of the proposed settlement.
     9.2 As a result of this arm’s-length negotiation, Atmel has agreed to pay, subject to court approval, attorneys’ fees and expenses in the aggregate amount of $4.94 million.
     9.3 The payment by Atmel of attorneys’ fees and expenses pursuant to paragraph 9.2 shall constitute full and complete compensation for the substantial benefits provided by Plaintiffs’ Counsel in the Actions and shall resolve any and all claims for attorneys’ fees and expenses arising out of the Actions.
     9.4 Atmel shall, within ten days after entry of the Final Federal Judgment, pay the attorneys’ fees and expenses provided for in paragraph 9.2 to Wolf Haldenstein and Barroway Topaz as receiving agents for Plaintiffs’ Counsel. Plaintiffs’ Counsel shall be responsible for allocation of the fees and expenses to Plaintiffs’ Counsel based upon each counsel’s contribution to the institution, prosecution, and resolution of the Actions.
     9.5 Upon payment of the attorneys’ fees and expenses pursuant to paragraphs 9.2 and 9.4, neither Atmel nor the Settling Defendants shall have any further liability for payment of Plaintiffs’ attorneys’ fees, costs, or expenses in the Actions and shall have no responsibility for, and no liability whatsoever with respect to, the division or allocation of the fee award by, among, or with respect to any person, entity, or law firm who may assert some claim to any attorneys’ fees or expenses. Except as expressly provided, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs, and expenses, and no Released Person shall assert any claim for expenses, costs, or fees against any Plaintiff or Plaintiffs’ Counsel.
     9.6 Federman & Sherwood may request Court approval of an incentive fee award to plaintiff Govind Basnet not to exceed the aggregate amount of $5,000, to be paid from money set aside for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses as provided for in paragraph 9.2. Settling Defendants and Atmel will not to oppose this request.
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     9.7 In the event the Effective Date does not occur, or the fees and expenses payment provided for by paragraph 9.2 is not approved by the Court, each Plaintiffs’ Counsel represents and warrants that it will, within ten days of written request, repay any excess amounts to Atmel. Federal Plaintiffs’ Counsel agree to be jointly and severally liable for all such amounts, and State Plaintiffs’ Counsel agree to be severally liable for all such amounts.
     10. EFFECTIVE DATE OF THE SETTLEMENT
     10.1 The settlement of the Actions shall become effective on the date that all of the events set forth in paragraphs 10.2 through 10.12 have occurred.
     10.2 Plaintiffs’ Counsel and Counsel for the Settling Defendants have executed this Agreement.
     10.3 The Federal Court shall have entered the Preliminary Order.
     10.4 Atmel’s board of directors shall have, in the exercise of its business judgment, approved the Agreement as fair, reasonable, and adequate, and in the best interests of Atmel and Current Atmel Shareholders, and Atmel shall have executed this Agreement.
     10.5 The Settling Defendants shall have paid, or caused to be paid, $9.65 million to Atmel.
     10.6 The Federal Court shall have entered the Final Federal Judgment.
     10.7 Atmel shall have paid attorneys’ fees and expenses to Plaintiffs’ Counsel as provided in paragraph 9.2.
     10.8 The State Courts each shall have entered Final State Judgments.
     10.9 The time to appeal from the Final Federal Judgment, the Final State Judgments, and any interim order in the Actions shall have expired.
     10.10 If any appeal is taken from the Final Federal Judgment, the Final State Judgments, or any interim order in the Actions, the appeal either shall have been dismissed or shall have resulted in affirmance of the judgment or order.
     10.11 If a ruling or decision is entered by an appellate court with respect to the Final Federal Judgment, the Final State Judgments, or any interim order in the Actions, the time to petition for a writ of certiorari with respect to the ruling or decision shall have expired.
Settlement Agreement
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     10.12 If a petition for a writ of certiorari with respect to the Final Federal Judgment, the Final State Judgments, or any interim order in the Actions is filed, the petition shall have been denied or dismissed, or, if granted, shall have resulted in affirmance of the judgment or order.
     11. TERMINATION OF SETTLEMENT AGREEMENT
     11.1 If any of the conditions set forth in paragraphs 10.2 through 10.12 does not occur, then the Agreement shall have no further force or effect. In that event, the Settling Parties shall revert to their respective positions as of the date immediately prior to the execution of this Agreement, as though the Agreement had never been executed.
     12. OTHER TERMS
     12.1 The Settling Parties acknowledge that it is their intent to consummate this Agreement, and agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Agreement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Agreement.
     12.2 The Settling Parties intend this Agreement to be a final and complete resolution of all disputes between them with respect to the Actions. The Agreement compromises claims that are contested and shall not be deemed an admission by any of the Parties as to the merits of any claim, allegation, or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.
     12.3 This Agreement constitutes the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any of the Settling Parties concerning the Agreement other than the representations, warranties, and covenants contained and memorialized in the Agreement.
     12.4 The Agreement may be amended or modified only by a written instrument signed by Plaintiffs’ Counsel and Counsel for Settling Defendants. Amendments and modifications may be made without notice to Current Atmel Shareholders unless notice is required by the Court.
     12.5 The Agreement shall be subject to, governed by, and construed and enforced pursuant to, the laws of the State of Delaware.
Settlement Agreement
Case No. 06-04592 JF

     12.6 Plaintiffs’ Counsel represent that they have the full authority of each of their respective plaintiffs to execute this Agreement, and Counsel for Settling Defendants represent that they have the full authority of the Settling Defendants to execute this Agreement.
     12.7 This Agreement may be executed in one or more counterparts, which together shall be deemed one original agreement. A complete set of counterparts, either originally executed or copies, shall be filed with the Court.
     12.8 The Settling Parties agree that all discovery and other proceedings in the Actions shall be stayed as of the date of entry of the Preliminary Order, until further order of the Court, except as may be necessary to implement the settlement of the Actions or comply with the terms of this Agreement.
     12.9 Within thirty days after the Effective Date, the Settling Parties will dispose of all documents designated confidential or highly confidential as provided for in the Stipulated Confidentiality Agreement And Order entered on March 13, 2009.
     12.10 The Settling Parties agree that any rule of construction, to the effect that any ambiguities are to be construed against the drafting parties, shall not be employed in interpretation of the Agreement.
Settlement Agreement
Case No. 06-04592 JF

     IN WITNESS WHEREOF, the Settling Parties, through their respective counsel, have executed this agreement as of December 9, 2009.

Dated: December 9, 2009	BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP ERIC L. ZAGAR NICHOLE BROWNING TARA KAO
	By:	/s/ ERIC L. ZAGAR
ERIC L. ZAGAR

280 King of Prussia Road Radnor, PA 19087 Telephone: (610) 667-7706 Facsimile: (610) 667-7056 Co-Lead Counsel for Plaintiffs Anthony A. Nobel, Patrick McWeeny, and James Juengling

Dated: December 9, 2009	WOLF HALDENSTEIN ADLER FREEMAN & HERZ llp FRANCIS M. GREGOREK LAWRENCE P. KOLKER BETSY C. MANIFOLD
	By:	/s/ BETSY C. MANIFOLD
BETSY C. MANIFOLD

Symphony Towers 750 B Street, Suite 2770 San Diego, California 92101 Telephone: (619) 239-4599 Facsimile: (619) 234-4599 Co-Lead Counsel for Plaintiffs, Counsel for Anthony A. Nobel

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Dated: December 9, 2009	ROBBINS UMEDA, LLP BRIAN J. ROBBINS MARC M. UMEDA
	By:	/s/ MARC M. UMEDA
MARC M. UMEDA

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 Lead Counsel for Plaintiffs in the California Derivative Action

Dated: December 9, 2009	RIGRODSKY & LONG, P.A. SETH D. RIGRODSKY BRIAN D. LONG
	By:	/s/ BRIAN D. LONG
BRIAN D. LONG

919 North Market Street, Suite 980
Wilmington, DE 19801
Telephone: (302) 295-5310
Facsimile: (302) 654-7530

STULL, STULL & BRODY
AARON L. BRODY
6 East 45th Street
New York, NY 10017
Telephone: (212) 687-7230
Facsimile: (212) 490-2022

Attorneys for Plaintiffs James and Jane Golden

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Dated: December 9, 2009	COUGHLIN STOIA GELLER RUDMAN & ROBBINS TRAVIS E. DOWNS III
	By:	/s/ TRAVIS E. DOWNS III
TRAVIS E. DOWNS III

655 West Broadway Suite 1900 San Diego, CA 92101 Telephone: (619) 231-1058 Facsimile: (619) 231-7423 Attorneys for Plaintiff Marilyn A. Poulos

Dated: December 9, 2009	FEDERMAN & SHERWOOD WILLIAM B. FEDERMAN
	By:	/s/ WILLIAM B. FEDERMAN
WILLIAM B. FEDERMAN

10205 North Pennsylvania Avenue Oklahoma City, Oklahoma 73120 Telephone: 405.235.1560 Facsimile: 405.239.2112 2926 Maple Avenue Suite 200 Dallas, Texas 75201 Attorneys for Plaintiff Govind Basnet

Settlement Agreement
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Dated: December 9, 2009	MORRISON & FOERSTER llp DARRYL P. RAINS KENNETH A. KUWAYTI BRIAN LEVINE
	By:	/s/ DARRYL P. RAINS
DARRYL P. RAINS

755 Page Mill Road
Palo Alto, California 94304-1018
Telephone: (650) 813-5600
Facsimile: (650) 494-0792

Attorneys for Defendants Tsung-Ching Wu, Robert Avery, Kris
Chellam, Jack Peckham, T. Peter Thomas, Pierre Fougere, Chaiho
Kim, David Sugishita, Steven A. Laub, Norm Hall, Steven J.
Schumann, Graham Turner, Donald Colvin, B. Jeffrey Katz,
Francis Barton, Robert G. McConnell, Bernard Pruniaux, Papken
Der Torossian, Jack Saltich, Charles Carinalli, Edward Ross,
and Nominal Defendant Atmel Corporation

Dated: December 9, 2009	FARELLA BRAUN & MARTELL LLP JOHN L. COOPER GRACE K. WON JESSICA K. NALL PAUL ALSDORF
	By:	/s/ JOHN L. COOPER
JOHN L. COOPER

Russ Building, 30th Floor 235 Montgomery Street San Francisco, CA 94104 Telephone: (415) 954-4400 Facsimile: (415) 954-4480 Attorneys for Defendants Gust Perlegos and George Perlegos

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Dated: December 9, 2009	PAGANO & KASS, APC JAMES L. PAGANO IAN A. KASS
	By:	/s/ JAMES L. PAGANO
JAMES L. PAGANO

96 North Third Street, Suite 525 San Jose, CA 95112-5572 Telephone: (408) 999-5678 Facsimile: (408) 999-5684 Attorneys for Defendant Mikes Sisois

Settlement Agreement
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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE LITIGATION	Master File No. CV 06-4592-JF

This Document Related To:	SETTLEMENT AGREEMENT

All Actions.	EXHIBIT A
[PROPOSED] ORDER PRELIMINARILY
APPROVING SETTLEMENT AND PROVIDING FOR NOTICE
Exhibit A
Case No. 06-04592 JF

     This matter came on for hearing on December 18, 2009. The Settling Parties have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement of the above-captioned shareholder derivative action and the related State Actions pending in the Superior Court of the State of California, County of Santa Clara, and the Court of Chancery of the State of Delaware, in accordance with the Settlement Agreement dated December 9 (the “Agreement”) and (ii) approving for distribution of the Notice of Settlement.
     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
     1. The Court, for purposes of this Preliminary Order, adopts the definitions set forth in paragraphs 1.1 through 1.31 of the Agreement.
     2. The Court preliminarily approves the settlement of the Actions set forth in this Agreement as falling within the range of possible approval and meriting submission to Current Atmel Shareholders for consideration.
     3. Not later than ten days following entry of this Order, Atmel shall cause a Notice of Proposed Settlement, substantially in the form of Exhibit B to the Agreement, to be filed with the Securities and Exchange Commission (“SEC”) on Form 8-K. Atmel shall also file a copy of this Agreement as an exhibit to the Form 8-K.
     4. Not later than ten days following entry of this Order, Atmel shall issue a press release regarding the Agreement and shall post a link to the Notice of Proposed Settlement on its website.
     5. Not later than ten days following entry of this Order, Atmel shall cause a summary notice of proposed settlement to be published in Investors Business Daily. Atmel shall bear the costs of this advertisement.
     6. The Court finds that dissemination of information regarding the proposed settlement in the manner set out in this Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and the United States Constitution.
Exhibit A
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     7. A settlement hearing shall be held on                                          , at the United States District Court for the Northern District of California, 280 South First Street, San Jose, CA 95113, at which the Court will determine: (i) whether the terms of the Agreement should be approved as fair, reasonable, and adequate; (ii) whether the separately negotiated payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses should be approved; and (iii) whether the above-entitled action should be dismissed on the merits and with prejudice. The Court may adjourn or continue the hearing without further notice to Current Atmel Shareholders.
     8. Any Current Atmel Shareholder who objects to the settlement of the Actions, or to the separately negotiated payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses, shall have a right to appear and be heard at the settlement hearing. Any such person must file with the Court and deliver to Plaintiffs’ Counsel a written notice of objection postmarked on or before                     . The objection should be accompanied by proof of ownership of Atmel stock, and shall contain a plain statement of the person’s objections, along with any documents or other evidence the person wishes the Court to consider. Only Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise. Federal Plaintiffs’ Counsel shall provide copies of any and all such notices of objection to Counsel for Defendants at least five business days before the settlement hearing.
     9. Any Current Atmel Shareholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection.
     10. All discovery and other proceedings in the Actions are hereby stayed and/or enjoined until further order of the Court, except as may be necessary to implement the settlement of the Actions or comply with the terms of this Agreement.
     11. Atmel, Settling Defendants, and all Current Atmel Shareholders are hereby barred from commencing or prosecuting any direct or representative action asserting any of the Settled Claims against any of the Released Persons unless and until the Agreement is terminated according to its terms.
Exhibit A
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     12. The Court may, for good cause, extend any of the deadlines set forth in the Order without further notice to Current Atmel Shareholders.
     13. Neither this Preliminary Order, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or proceedings, except in a proceeding to enforce the Preliminary Order, to defend against the assertion of the Settled Claims, or as otherwise required by law.

Dated:

THE HONORABLE JEREMY FOGEL
UNITED STATES DISTRICT JUDGE
Exhibit A
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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE LITIGATION	Master File No. CV 06-4592-JF
This Document Related To:	SETTLEMENT AGREEMENT

All Actions.	EXHIBIT B
NOTICE OF PROPOSED SETTLEMENT
Exhibit B
Case No. 06-04592 JF

NOTICE OF SETTLEMENT OF LITIGATION
TO: ALL CURRENT HOLDERS OF ATMEL CORPORATION COMMON STOCK AS OF DECEMBER 18, 2009:
PLEASE TAKE NOTICE THAT a number of federal and state derivative actions, and actions seeking the production of company books and records, now pending against certain present and former officers and directors of Atmel Corporation, are being settled.
The terms of the settlement: (i) provide a direct financial benefit to Atmel Corporation of $9.65 million; (ii) provide for the adoption and/or implementation of a variety of corporate governance enhancements, particularly in the way Atmel grants and documents grants of employee stock option awards; (iii) provide for the payment by Atmel of plaintiffs’ counsels’ attorneys’ fees, costs, and expenses in the amount of $4.94 million; and (4) the dismissal with prejudice of all the actions and releases of all claims against the settling defendants.
SUMMARY OF THE ACTIONS BEING SETTLED: The cases being settled are the following:
The derivative actions now pending in the United States District Court for the Northern District of California under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. CV 06-4592-JF.
The derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, under the caption “In re Atmel Corporation Derivative Litigation,” Master File No. 106-CV-06849.
The derivative action now pending in the Court of Chancery of the State of Delaware, under the caption “Govind Basnet v. Steven A. Laub, et al.,” Civil Action No. 4399-CC.
The petition for writ of mandate to compel inspection and copying of books, records, and documents of Atmel Corporation now pending in the Superior Court of the State of California, County of Santa Clara, captioned “Marilyn A. Poulos v. Atmel Corporation,” Case No. 107-CV-095929.
The complaint to compel inspection of books and records now pending in the Court of Chancery of the State of Delaware captioned “James and Jane Golden v. Atmel Corporation,” Case No. 4334-CC.
The derivative actions being settled allege that certain present and former officers and directors of Atmel Corporation violated accounting rules, company policy, federal securities law, and state law by intentionally manipulating Atmel stock option grants between 1991 and 2005. The actions allege that options were backdated, and that Atmel made false and misleading statements in public reports and filings in order to conceal the backdating. The actions also alleged various claims for insider trading, violations of federal and state securities laws, breaches of fiduciary duty, aiding and abetting, unjust enrichment, constructive fraud, corporate waste, breach of contract, abuse of control, gross mismanagement, accounting, rescission, constructive trust, and violation of California Corporations Code sections 25402 and 25403. All of the defendants denied each and every allegation in the actions.
Exhibit B
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The actions to compel production of company books and records seek to compel Atmel to produce various documents and company records relating to the company’s stock option grants between 1991 and 2005, along with related financial reporting and accounting documents. Atmel denied each and every allegation in those actions.
IF YOU ARE A HOLDER OF ATMEL CORPORATION COMMON STOCK AS OF DECEMBER 18, 2009, YOUR RIGHTS MAY BE AFFECTED BY THE PROPOSED SETTLEMENT.
ON                     , 2010, AT                      A.M., a hearing will be held before the United States District Court for the Northern District of California, 2112 Robert F. Peckham Federal Building and United States District Courthouse, 280 First Street, San Jose, California 95113, to determine: (i) whether the terms of the settlement should be approved as fair, reasonable, and adequate; (ii) whether the actions should be dismissed on the merits and with prejudice; and (iii) whether the payment of plaintiffs’ counsels’ attorneys’ fees, costs, and expenses should be approved.
If you are a holder of Atmel Corporation common stock as of December 18, 2009, and you wish to object to the terms of the settlement, the dismissal of the actions with prejudice, or the payment of plaintiffs’ counsels’ attorneys’ fees, costs, and expenses, you may appear and be heard at the hearing.
Any shareholder who wishes to object, or appear at the hearing, must submit a written objection to the Court, and deliver a copy of the objection to plaintiffs’ counsel on or before                     . The objection should be accompanied by proof of ownership of Atmel stock, and must contain a plain statement of the person’s objections, along with any documents or other evidence the person wishes the Court to consider.
Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court otherwise so orders. Any shareholder who does not make an objection in the manner provided above shall be deemed to have waived any such objection.
Objections should be filed with the clerk of the Court and served upon plaintiffs’ counsel as follows:
Clerk of the Court
United States District Court
Northern District of California
2112 Robert Peckham Federal Building and U.S. Courthouse
280 South First Street
San Jose, California 95113
Eric Zagar
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706
Exhibit B
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ADDITIONAL INFORMATION: You may obtain additional information by inspecting the settlement agreement on file in the office of the Clerk of the Court during regular business hours or by contacting Mr. Zagar at the address set forth above.
Exhibit B
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UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re ATMEL CORPORATION DERIVATIVE LITIGATION	Master File No. CV 06-4592-JF
This Document Related To:	SETTLEMENT AGREEMENT

All Actions.	EXHIBIT C
[PROPOSED] FINAL FEDERAL JUDGMENT
AND ORDER OF DISMISSAL
Exhibit C
Case No. 06-04592 JF

     This matter came on for hearing on                     , 2010. The Court has considered the Settlement Agreement (the “Agreement”) and all oral and written objections and comments received regarding the proposed settlement, and has reviewed the record in the Federal Action. Good cause appearing,
     IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
     1. The Court, for purposes of this Final Federal Judgment and Order of Dismissal of the Federal Action, adopts the definitions set forth in paragraphs 1.1 through 1.31 of the Agreement.
     2. The Court has jurisdiction over the subject matter of the Federal Action and personal jurisdiction over the Federal Plaintiffs, all Current Atmel Shareholders, Atmel, and the Defendants.
     3. During the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.
     4. The Court finds that the distribution of the Notice of Proposed Settlement as provided for in the Preliminary Order constituted the best notice practicable under the circumstances and fully complied with Rule 23.1 of the Federal Rules of Civil Procedure and with the United States Constitution, and the requirements of due process under state law.
     5. The Court approves the settlement of the Actions as set forth in the Agreement as fair, reasonable, and adequate to Atmel and all Current Atmel Shareholders pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. The Settling Parties are hereby ordered to consummate the settlement in accordance with its terms set forth in the Agreement.
     6. As to all Settling Defendants, the Federal Action is dismissed on the merits and with prejudice. The Federal Action is not dismissed as to the Non-Settling Defendant.
     7. As of the Effective Date, Atmel, the Plaintiffs (individually and derivatively on behalf of Atmel and all Current Atmel Shareholders), and the Settling Defendants shall be deemed to have, and by operation of this judgment shall have, fully, finally, and forever released and discharged the Released Persons from all Settled Claims and from all claims arising out of or relating to the defense, settlement, or resolution of the Actions as against the Settling Defendants.
Exhibit C
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     8. As of the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this judgment shall have, fully, finally, and forever released and discharged Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims.
     9. Plaintiffs, Atmel, and Current Atmel Shareholders are permanently barred and enjoined from instituting or prosecuting, in any capacity, any action or proceeding against any of the Released Persons that involves or asserts any of the Settled Claims.
     10. As of the Effective Date, the Settling Defendants, the Non-Settling Defendant, and all other persons and entities shall be deemed to be, and by operation of this judgment shall be, permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting against any of the Settling Defendants any claim for contribution or indemnity that is related to, based upon, or arises out of the Settled Claims, regardless of whether such claim for contribution or indemnity is asserted as a claim, cross-claim, counterclaim, third-party claim, or in any other manner, in any court, arbitration, administrative agency, or forum. All such claims are hereby extinguished, discharged, satisfied, and unenforceable.
     11. This Order shall not limit or otherwise affect the rights, if any, of any of the Defendants (a) to receive indemnification or advancement of legal expenses arising from law and/or statute, or any existing written agreements, or (b) to enforce the terms of this Agreement.
     12. The Court reserves exclusive and continuing jurisdiction over the Federal Action, the Federal Plaintiffs, all Current Atmel Shareholders, Atmel, and the Settling Defendants for the purposes of supervising the implementation, enforcement, construction, and interpretation of the Agreement, the Preliminary Order, and this Judgment.
     13. Neither this Final Federal Judgment, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be referred to, offered as evidence, or received in evidence in any pending or future civil, criminal, or administrative action or proceedings, except in a proceeding to enforce this judgment, to defend against the assertion of the Settled Claims, or as otherwise required by law.
Exhibit C
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Dated:

THE HONORABLE JEREMY FOGEL UNITED STATES DISTRICT JUDGE
Exhibit C
Case No. 06-04592 JF

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